UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2024

Aspira Women’s Health Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12117 Bee Caves Road, Building III, Suite 100, Austin, Texas	78738
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 519-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2024, Aspira Women’s Health Inc. (the “Company”) entered into an amendment (the “Hombeck Amendment”) to its employment agreement with Torsten Hombeck, the Company’s Chief Financial Officer (as amended by the Hombeck Amendment, the “Hombeck Agreement”). The Hombeck Amendment commenced on March 13, 2024 and shall continue until March 31, 2025 (the “Hombeck Amendment Term”). Pursuant to the terms of the Hombeck Amendment, Mr. Hombeck will be eligible for a bonus of up to $50,000 upon the closing of one or more equity or debt financing transactions that result in total aggregate net proceeds to the Company of $3,000,000 or more during the Hombeck Amendment Term. The bonus will increase to $100,000 upon the aggregate closing of one or more equity, debt or other financing transactions that result in total net proceeds to the Company of $5,000,000 or more during the Hombeck Amendment Term.

Mr. Hombeck is eligible for an additional cash bonus, which amount is to be determined by the Compensation Committee of the Board of Directors, for performance related to the closing of any additional non-dilutive cash generating transactions entered into during the Hombeck Amendment Term. Any such pro rata bonuses will be payable to Mr. Hombeck within 30 days of receipt of proceeds by the Company (but in any event no later than March 31, 2025).

The foregoing description of the Hombeck Amendment is qualified in its entirety by reference to the full text of the Hombeck Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Employment Agreement between Aspira Women’s Health Inc. and Torsten Hombeck, dated March 20, 2024

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPIRA WOMEN’S HEALTH INC.

Date: March 22, 2024	By:	/s/ Torsten Hombeck
Torsten Hombeck
Chief Financial Officer